EX.99.e.3

Olstein Capital Management, L.P.
Dealer Agreement
For The Olstein Funds (“Agreement”)

Olstein Capital Management, L.P. (“OCM,” “we” or “us”), as the exclusive underwriter and national distributor of the various series and classes of shares of The Olstein Funds (“Trust”), an open-end investment company registered under the Investment Company Act of 1940, as amended (“1940 Act”), invites you (“Dealer” or “you”) to become a member of a selling group of dealers to participate in the distribution of such shares (hereafter, “Shares”) and to render related shareholder services, if applicable.  The terms “Fund” and “Funds” as used in this Agreement refer to the existing or future series of the Trust and any other investment companies or series thereof for which we now or in the future serve as underwriter and distributor.  Each Fund may offer multiple classes of Shares (each, a “Class,” and collectively, the “Classes”) which differ with respect to, among other things, the levels of compensation, if any, that may be paid to a Dealer in connection with the sale of such Shares.  The Funds and Classes eligible for distribution under this Agreement and the terms of Dealer compensation, if any, for distribution of such Shares are described in the applicable Schedule(s) to this Agreement, which may be amended from time to time as provided herein.  As principal underwriter of the Funds, we offer to sell you Shares on the following terms:

1.           Sales at Public Offering Price.  You may offer and sell Shares of each Fund only at the public offering prices that are currently in effect for that Class, in accordance with the Fund’s then current prospectus and statement of additional information (hereafter, the “Prospectus”) and account application for that Fund.  You agree to offer and sell Shares in compliance with applicable federal and state securities laws and in a manner that is consistent with the then current Prospectus of the appropriate Fund.  All sales are subject to acceptance by us and the Fund or its transfer agent and are effective only upon confirmation.  No conditional orders will be accepted.  In addition, we reserve the right, at any time and without notice, to limit or suspend the sale of Shares or withdraw the offering entirely.

2.           Fund Literature and Information.  We will supply reasonable quantities, upon request, of Prospectuses, supplemental sales literature, sales bulletins, and additional information as issued by the Fund or us.  You agree to deliver to each person to whom an offer or sale is made, at or prior to the time of the offer or sale, a copy of a current Prospectus (as amended or supplemented) and if requested, the related statement of additional information of the appropriate Fund.  No person is authorized to give any information or make any representations concerning Shares of any Fund except those contained in that Fund’s then current Prospectus or in materials issued by us as information supplemental to such Prospectus.  We shall file Fund sales literature and promotional material with the Financial Industry Regulatory Authority, Inc. (“FINRA”) and the United States Securities and Exchange Commission (“SEC”), as required.  You may not publish or use any sales literature or promotional materials with respect to the Funds unless provided to you by us, or modify such materials or publish or use other materials relating to the Funds without our prior review and written approval, which approval can be modified or withdrawn upon written notice to you.

3.           Dealer Compensation.  As set forth in the applicable Schedules attached hereto, you may receive compensation for selling certain Classes of Shares of the Funds in the form of advanced commission payments, ongoing asset-based distribution and/or shareholder servicing fees or sales charges and concessions, all as stated in that Fund’s then current Prospectus.  The terms of the compensation arrangements for distribution of various Classes of Shares are contained in the Schedules to this Agreement.  We reserve the right from time to time, without prior notice, to modify, suspend or eliminate such compensation arrangements by amendment, sticker or supplement to the Prospectus of any Fund.

(a)           Advanced Commissions:  In accordance with the then current Prospectus relating to such Class of Shares of a Fund: (i) we may advance commission payments to you from our own resources in connection with sales of those Classes of Shares for which no front-end sales charge is imposed; and (ii) if any Shares purchased in such a transaction are repurchased or redeemed during the first year after they are purchased, we shall be entitled to recover from your customers any deferred sales charge or redemption fees attributable to such Shares.

(b)           Asset-Based Compensation (12b-1 Fees):  With respect to any Fund that offers Classes of Shares for which distribution plans have been adopted pursuant to Rule 12b-1 under the 1940 Act (individually, a “12b-1 Plan”), you shall provide distribution and marketing services in the promotion of that Fund’s Shares.  In connection with the receipt of shareholder servicing fees as set forth under the 12b-1 Plan(s) applicable to the Class or Classes of Fund Shares purchased by your customers, you also shall provide administrative and other services to your customers who own such Fund’s Shares, including, but not limited to, furnishing personal and other services and assistance answering routine inquiries regarding Funds, assisting in changing dividend options, account designations and addresses, and maintaining such accounts or such other services as the Fund may require, to the extent permitted by applicable statutes, rules or regulations.  For such services we will pay you a fee as established by us from time to time based on a portion of the net asset value of the accounts of your customers in that Fund.  We are permitted to make such payments under the terms of the 12b-1 Plan(s) adopted for certain Classes of Shares of the Funds, as such 12b-1 Plan(s) may be in effect from time to time.  The 12b-1 Plan(s) in effect on the date of this Agreement are described in each applicable Fund’s Prospectus.  Each Fund reserves the right to terminate or suspend its 12b-1 Plan(s) at any time as specified in that Plan, and we reserve the right at any time, without notice to modify, suspend or terminate payments hereunder in connection with such 12b-1 Plan(s).  You agree to furnish promptly to the Fund and to us such information as may be reasonably requested by the Fund or its Board of Trustees or by us with respect to such fees paid to you pursuant to this Agreement.  In the event we do not receive payment from the Funds under the relevant distribution agreement or 12b-1 Plan, or if such distribution agreement or 12b-1 Plan is canceled, you agree to waive your right to receive compensation until such time, if ever, as we receive payment.  To the extent you provide or arrange to provide such services as contemplated in this Section 3(b), you represent and warrant that you will comply with the terms and conditions set forth in the 12b-1 Plan and the then current Prospectus of the appropriate Fund for receiving such payments.

(c)           Front-End Sales Charges:  You may deduct from the purchase price the applicable concession as set forth in the then current Prospectus relating to a Class of Shares of a Fund having a front-end sales charge.  No Dealer concessions will be payable in respect of Shares purchased through reinvestment of dividends or distributions, or with respect to Shares purchased through an exchange of other Shares.  If any Shares sold subject to a front-end sales charge are tendered for redemption or repurchase within thirty business days after the date of the confirmation of the original purchase order, you shall promptly refund to us the concession allowed to you on such Shares.  Sales charges and Dealer concessions may be subject to reductions under a variety of circumstances as described in that Fund’s Prospectus.  You must notify us at the time of the sale if the sale qualifies for reduced charges.  If you fail to notify us at the time of the sale, neither we nor any Fund will be liable for amounts necessary to reimburse any investor for the reduction that should have been effected.

4.           Transaction Processing and Payment.  If required by law, each transaction shall be confirmed in writing on a fully disclosed basis and if confirmed by us, a copy of each confirmation shall be sent simultaneously to you if you so request in writing.  Orders for Shares will be effected at the price next computed on the day they are received if, as set forth in the applicable Fund’s then current Prospectus, the orders are received by us, an agent appointed by us, or the Fund prior to the time the price of the Fund’s Shares is calculated. Orders received after that time will be effected at the price computed on the next business day. All purchase orders must be accompanied by payment in U.S. dollars. Orders payable by check must be drawn payable in U.S. dollars on a U.S. bank, for the full amount of the investment.  If payment is not received within the time customary or the time required by law for such payment, the sale may be canceled without notice or demand and without any responsibility or liability on our part or on the part of the Funds, or at our option, we may sell the Shares which you ordered back to that Fund, in which latter case we may hold you responsible for any loss to the Funds or loss of profit suffered by us resulting from your failure to make such payment.  We shall have no liability for any check or other item returned unpaid to you after you have paid us on behalf of a purchaser.

5.           Redemptions, Repurchases and Exchanges.  Redemptions, repurchases or exchanges of Shares of a Fund will be made at the net asset value of such Shares, less any applicable deferred sales, redemption or exchange charges, in accordance with that Fund’s Prospectus. Except as permitted by applicable law, you agree not to purchase any Shares from your customers at a price lower than the net asset value of such Shares next computed by that Fund after the purchase (the “Redemption/Repurchase Price”).  You shall, however, be permitted to sell Shares of a Fund for the account of the record owner to that Fund at the Redemption/Repurchase Price for such Shares.  All redemption, repurchase or exchange requests are subject to the timely receipt of required instructions or documents (including certificates), and if such information is not received within the time customary or required by law, the redemption may be canceled and you will be responsible for any loss to us or the Funds.

6.           Other Duties of Dealer.  By accepting this Agreement, you agree as follows:

(a)           To act as principal, or as agent on behalf of your customers, in all transactions in Shares of the Funds.  You shall not have any authority to act as agent for any Fund, for us or for any other dealer in the selling group, nor will you represent to any third party that you have such authority or are acting in such capacity.

(b)           To purchase Shares only from us or from your customers.

(c)           To enter orders for the purchase of Shares of a Fund only through us or that Fund’s transfer agent and only for the purpose of covering purchase orders you have already received from your customers or for your own bona fide investment.

(d)           To maintain all records required by applicable federal and state laws and regulations relating to the offer and sale of Shares, and you agree to furnish us or our representatives with copies of such records upon request.

(e)           That you will not withhold placing customers’ orders for Shares so as to profit as a result of such withholding or, for those Classes of Shares for which sales charges apply, you will not place orders for Shares in amounts just below the point at which sales charges are reduced so as to benefit from a higher sales charge applicable to an amount below the breakpoint.

(f)           That you shall assume responsibility for any loss to a Fund caused by a correction made subsequent to trade date, provided that such correction was not based on any error, omission or negligence on our part, and that you will immediately pay such loss to that Fund upon notification.

(g)           To obtain from your customers all consents required by applicable privacy laws to permit us, any of our affiliates or the Funds to provide you either directly or through a service established for that purpose with confirmations, account statements and other information about your customers’ investments in the Funds.

(h)           To use your best efforts to cooperate with us to protect against abusive market timing activities within the Funds by your customers and, in this regard, to cooperate with us in seeking to identify improper trading patterns, identify your customer accounts in which such trades are occurring, and to cease offering Shares to such customers or through sales representatives that are responsible for such trading patterns.  You also agree to monitor trading patterns within your customer accounts to the extent necessary to enforce any redemption fee or contingent deferred sales charge established by a Fund.

(i)           You acknowledge and understand that purchases and redemptions of a Fund’s Shares are governed by Rule 22c-1 under the 1940 Act, which requires purchases and redemptions of a Fund’s Shares to be processed at a price based on the current net asset value next computed after receipt of the purchase or redemption order.  You also acknowledge and understand that the time you receive purchase and redemption orders is controlling for purposes of determining the price to be received by the customer under Rule 22c-1, and that you are responsible for establishing, maintaining and implementing procedures and controls to assure that customer orders are transmitted in a manner that assures that the customer receives the proper transaction price.  You also acknowledge and agree that you are required to process orders in a manner and within timeframes required under the law.

(j)           You agree, to the extent you maintain one or more omnibus accounts with the Fund’s transfer agent, that you will apply and implement any required redemption fee to shareholder accounts on your recordkeeping system.  You will immediately inform the Fund or us if you are unable to comply with any part of this redemption fee requirement.  You further agree that, upon reasonable request by the Fund or us, to share information concerning your customers that may include, but is not necessarily limited to: (i) Taxpayer Identification Numbers of all customers that purchased, redeemed, transferred, or exchanged Shares of the Fund held through an account with you; (ii) the amount and dates of such customer purchases, redemptions, transfers and exchanges; and (iii) any other information we, the Fund or its agent reasonably request concerning identification or transactions of such customers.  In addition, you agree, upon request by us, the Fund or its agent, to execute instructions from us or the Fund to restrict or prohibit further purchases or exchanges of Fund Shares by a customer who has been identified by us or the Fund as having engaged in transactions of Fund Shares (directly or indirectly through your account) that may violate policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Fund.

(k)           You agree to maintain insurance coverage at all times that is reasonable and customary in light of your duties under this Agreement.

(l)           You agree that you will at all times maintain a computer system with security features that are commercially reasonable and that you will prevent any person from using your computer system to illegally access or otherwise harm, injure or interfere with a computer system maintained by or on behalf of us or the Funds.

7.           Legal Compliance.  This Agreement and any transaction with, or payment to, you pursuant to the terms hereof is conditioned on your representations and warranties to us that, as of the date of this Agreement you are, and at all times during its effectiveness you will be:  (a) either (i) a registered broker-dealer under the Securities Exchange Act of 1934, as amended, and qualified under applicable state securities laws in each jurisdiction in which you are required to be qualified to act as a broker-dealer in securities, and a member in good standing of FINRA, or (ii) a foreign broker-dealer not eligible for membership in FINRA and otherwise in compliance with applicable U.S. federal and state securities laws; and (b) a member in good standing of the Securities Investor Protection Corporation.  You also agree to notify us immediately in writing and immediately suspend sales of Fund Shares if these representations and warranties cease to be true.  You also agree that whether you are a member of FINRA or a foreign broker-dealer not eligible for such membership, you will comply with the FINRA Transitional Rulebook (or any successor rules).  You also represent and warrant to us that: (w) you will offer and sell Shares in compliance with applicable federal and state securities laws and regulations and self-regulatory organizations’ rules, regulations and orders, and in a manner that is consistent with the then current Prospectus of the appropriate Fund; (x) you are willing and possess the legal authority to provide the services contemplated by this Agreement without violation of applicable laws; (y) you are and shall remain throughout the term of this Agreement a broker-dealer and thus a “Financial Institution” as defined by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) of 2001 (the “Patriot Act”), duly and properly registered and qualified under all applicable laws, rules and regulations, including, but not limited to, all state and federal securities laws, rules and regulations, as may be necessary or appropriate for you to perform and observe all of your duties and obligations in this Agreement; and (z) you shall throughout the term of this Agreement comply with the requirements of all applicable laws including Title III of the Patriot Act, rules and regulations, including, but not limited to, federal and state securities laws, the rules, regulations and orders of the SEC and FINRA, in performing and observing all of your duties, obligations and covenants set forth or contemplated by this Agreement.  If you are or become a member of FINRA and you are suspended from FINRA for a violation of any applicable federal or state law, rule or regulation or any rule of FINRA, we may terminate this Agreement effective immediately upon our written notice to you.

8.           Blue Sky Matters.  We shall, from time to time, inform you as to the states and jurisdictions in which Shares are authorized for sale. You agree not to offer or sell Shares in any state or jurisdiction in which we have informed you that such Shares may not be sold.  In addition, you agree to establish appropriate procedures in cooperation with us and a Fund’s administrator, to enable that Fund to identify the location, type of, and sales to all accounts opened and maintained by your customers or by you on behalf of your customers.

9.           Liability and Indemnification.

(a)           We agree to indemnify, defend, and hold you, your officers and directors, and any person who controls you within the meaning of Section 15 of the Securities Act of 1933, as amended (the “1933 Act”), free and harmless from and against any and all claims, demands, liabilities, and expenses (including the cost of investigating or defending such claims, demands, or liabilities and any reasonable counsel fees incurred in connection therewith) in which you, your officers, directors, or any such controlling person may incur under the 1933 Act, under common law or otherwise (i) arising out of or based upon any material breach by us of this Agreement, (ii) arising out of or based upon any untrue statement of a material fact contained in the then current Prospectus of the Funds, or any sales or advertising materials provided by us in connection with this Agreement, (iii) arising out of or based upon any alleged omission to state a material fact required to be stated in the then current Prospectus of the Funds, or any sales or advertising materials provided by us in connection with this Agreement, or necessary to make the statements in the then current Prospectus of the Funds, or any sales or advertising materials provided by us in connection with this Agreement not misleading.  However, this subsection (a) shall not apply to any claims, demands, liabilities, or expenses that arise out of or are based upon any such untrue statement or omission made in reliance upon and in conformity with information furnished by or on behalf of you to us, the Funds, or the Funds’ counsel; and further provided, that in no event shall anything contained herein be so construed as to protect you against any liability to us, any Fund or the shareholders of any Fund to which you would otherwise be subject by reason of willful misfeasance, bad faith, or negligence in the performance of your duties, or by reason of your reckless disregard of your obligations under this Agreement or otherwise.

(b) You agree to indemnify, defend, and hold us and our officers, directors or partners, the Funds, the Funds’ officers and trustees, and any person who controls us or any of the Funds within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending against such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) in which we, our officers, directors or partners, the Funds, the Funds’ officers or trustees, or any such controlling person may incur under the 1933 Act, under common law or otherwise (i) arising out of or based upon any material breach by you or your affiliates, officers, directors, employees or agents of any provision of this Agreement, (ii) arising out of or based upon any untrue statement of a material fact contained in information furnished by you or your affiliates, officers, directors, employees or agents to us, the Funds or the Funds’ counsel, (iii) arising out of or based upon any failure by you or your affiliates, officers, directors, employees or agents to provide a material fact in connection with information provided by or on behalf of you, (iv) arising out of any agreement between you or your affiliates, officers, directors, employees or agents and any retail dealer (if applicable), (v) arising out of any sales or advertising material used by you or your affiliates, officers, directors, employees or agents in connection with this Agreement that has not been provided or approved in writing by us (unless the substance of the material was contained in the Funds’ then current Prospectus), (vi) any sale of Shares of a Fund in a jurisdiction where the Fund and/or its Shares were not registered, qualified or authorized for sale as appropriate, (vii) any sale of Shares of a Fund in a jurisdiction where the Dealer is not properly registered as a broker or dealer firm and is not properly exempt from such requirement, (viii) any of your actions relating to the processing of purchase, redemption or exchange orders or the servicing of shareholder accounts, or (ix) arising out of the failure of you or your affiliates, officers, directors, employees or agents to comply with all applicable federal and state laws, rules and regulations and self-regulatory organizations’ rules, regulations and orders in force from time to time.

(c)	This Section 9 shall survive the termination of this Agreement.

10.           Termination; Succession; Assignment; Amendment.  Each party to this Agreement may terminate its participation in this Agreement by giving written notice to the other party.  This Agreement shall terminate immediately upon the appointment of a trustee under the Securities Investor Protection Act for, or any other act of insolvency by, you.  In addition, if you are or become a member of FINRA and you are suspended from FINRA for a violation of any applicable federal or state law, rule or regulation or any rule of FINRA, we may terminate this Agreement effective immediately upon our written notice to you.  A trade placed by you subsequent to your voluntary termination of this Agreement will not serve to reinstate the Agreement.  You may not assign this Agreement without our prior written consent.  This Agreement will terminate upon its assignment (as defined in the 1940 Act) by us, except that, if we provide written notice of such assignment, this Agreement will continue unless you notify us in writing to the contrary.  This Agreement also will terminate automatically upon termination of our underwriting agreement with the Fund.  We may amend this Agreement (or the one or more of the Schedules attached hereto) at any time by written notice to you and your placing of an order or acceptance of payments of any kind after the effective date and receipt of notice of any such amendment shall constitute your acceptance of such amendment.

11.           Severability; Governing Law.  If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.  To the extent that state law has not been preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed and enforced according to the laws of the State of Delaware without regard to the conflict of law rules.

12.           Notices.  All communications and notices to us should be sent to the address below.  Any communications or notices to you shall be duly given if mailed or delivered to you at the address specified by you below.

13.           Privacy Program.  Each party to this Agreement agrees to protect Customer Information (defined below) and to comply as may be necessary with requirements of the Gramm-Leach-Bliley Act, the relevant state and federal regulations pursuant thereto, including Regulation S-P, and state privacy laws.

(a)           Customer Information. “Customer Information” means any information contained on an application of a customer (“Customer”) of a Fund or other form and all nonpublic personal information about a Customer that a party receives from the other party.  “Customer Information” includes, by way of example and not limitation, name, address, telephone number, social security number, date of birth and personal financial information.

(b)           Safeguarding Customer Information.  The parties shall establish and maintain safeguards against the unauthorized access, destruction, loss, or alteration of Customer Information in their control, which are no less rigorous than those maintained by a party for its own information of a similar nature.  In the event of any improper disclosure of any Customer Information, the party responsible for the disclosure will immediately notify the other party.

(c)           Survivability. The provisions of this Privacy Program section shall survive the termination of this Agreement.

14.           Anti-Money Laundering Program.

(a)           You represent and warrant that you are an institution subject to the Bank Secrecy Act and the Patriot Act and any future amendments (together, the “AML Acts”) and you are in material conformity, and will continue to be in material conformity, with the AML Acts, the rules and regulations under the AML Acts, and the rules, regulations and regulatory guidance of the Treasury Department, the SEC, or any other applicable regulatory agency or organization, including customer identification program requirements (collectively, “AML Rules and Regulations”).  You further represent and warrant that you will provide to the Funds and their service providers any information that may be reasonably necessary for the Funds and their service providers to fulfill their responsibilities relating to their anti-money laundering programs.  You agree that you will provide the Funds and their service providers, upon request, with a certification satisfactory to the Funds concerning your compliance with all applicable AML Rules and Regulations and any other information reasonably requested by the Funds or their service providers to assist with compliance with applicable AML Rules and Regulations.

(b)           The provision of this Anti-Money Laundering section shall survive the termination of this Agreement.

15.           No Endorsement.  We are not endorsing, recommending or otherwise involved in providing any investment product of yours and you are prohibited from representing otherwise.

16.           Acceptance.  This Agreement shall be binding upon the parties hereto when signed by us and accepted by you.  This Agreement constitutes the entire agreement between the parties hereto and supersedes and replaces any prior agreement between you and us.  Please confirm your acceptance by executing one copy of this Agreement below and returning it to us.  Please keep the enclosed copy for your records.

Sincerely,

Olstein Capital Management, L.P.
4 Manhattanville Road
Purchase, NY 10577-2119
(914) 269-6100

By:   Olstein Advisers, LLC, General Partner

By:
       Michael Luper, Executive Vice President

The undersigned Dealer has read the foregoing Agreement and accepts and agrees to its terms and conditions.

Firm Name:
Firm Address:

Firm Tax I.D. #                                                                           Firm CRD # _____________
Telephone #                                                                                                                             Facsimile #

By:                                                                           Date:
Name & Title:

Schedule A

Olstein Capital Management, L.P.
Dealer Agreement

The Olstein Funds
Class A Shares

A.           Funds

This Schedule relates to Class A Shares of the Funds(s) listed below.

Fund and Class	The Olstein Strategic Opportunities Fund
NASDAQ Symbol	OFSAX
CUSIP Number	681383303

B.           Dealer Compensation Schedule

1.           Class A Shares

As compensation for sales of Shares of a Fund by the Dealer, and as compensation for such Dealer’s ongoing shareholder servicing and distribution functions, the Dealer will receive the following fees:

•	The front-end sales charges and portion paid to the Dealer for Class A shares are as follows:

Amount of Investment	Sales Charge as a Percentage of Offering Price	Payment to Dealer as a Percentage of Offering Price
Less than $50,000	5.50%	4.95%
$50,000 to $99,999	4.50%	4.05%
$100,000 to $249,999	3.50%	3.15%
$250,000 to $499,999	2.50%	2.25%
$500,000 to $999,999	2.00%	1.80%
$1,000,000 and over	0.00%	1.00%

•
For outstanding Shares of the Fund held in accounts for which the Dealer continues to be named as the broker of record, from one (1) year following the original purchase and until the time such Shares are redeemed, the Dealer will receive, payable quarterly, one hundred percent (100%) of the total annual 12b-1 fees paid by the Fund in relation to such Shares.  The Dealer’s payment will consist of one hundred percent (100%) of the 12b-1 fee (currently 0.25% per annum).

  A-1

It is understood that this Schedule may be amended at any time.

A-2

 Schedule B

Olstein Capital Management, L.P.
Dealer Agreement

The Olstein Funds
Class C Shares

A.           Funds

This Schedule relates to Class C Shares of the Fund(s) listed below.

Fund and Class	The Olstein All Cap Value Fund	The Olstein Strategic Opportunities Fund
NASDAQ Symbol	OFALX	OFSCX
CUSIP Number	681383105	681383402

B.           Dealer Compensation Schedule

1.           Class C Shares

As compensation for sales of Shares of a Fund by the Dealer, and as compensation for such Dealer’s ongoing shareholder servicing and distribution functions, the Dealer will receive the following fees:

•
One percent (1.00%) of the dollar amount of Shares sold (excluding any Shares sold to customers through reinvestment of dividends and/or capital gains), to be paid by OCM, provided that the Shares are not redeemed or repurchased by the Fund within seven (7) business days after confirmation of the original purchase order for such Shares.  In the event the full purchase price of the Shares is transmitted to the Fund for investment, this payment shall be made by OCM.  If the Dealer remits payment to the Fund net of this amount, OCM will pay to the Fund the amount required to fulfill the investment.  Dealer agrees that it will be obligated to OCM and the Fund for any amount retained if the Shares are redeemed within seven (7) business days.

•
For outstanding Shares of the Fund held in accounts for which the Dealer continues to be named as the broker of record, from one (1) year following the original purchase and until the time such Shares are redeemed, the Dealer will receive, payable quarterly, one hundred percent (100%) of the total annual 12b-1 fees paid by the Fund in relation to such Shares.  The Dealer’s payment will consist of one hundred percent (100%) of the shareholder servicing 12b-1 fee (currently 0.25% per annum), and one hundred percent (100%) of the distribution 12b-1 fee (currently 0.75% per annum).

It is understood that this Schedule may be amended at any time.

  B-1

Schedule C

Olstein Capital Management, L.P.
Dealer Agreement

The Olstein Funds
Adviser Class Shares

A.           Funds

This Schedule relates to Adviser Class Shares of the Fund(s) listed below.

Fund and Class	The Olstein All Cap Value Fund
NASDAQ Symbol	OFAFX
CUSIP Number	681383204

B.           Dealer Compensation Schedule

1.           Adviser Class Shares

No compensation is paid to the Dealer under the Agreement for sales of Adviser Class Shares.

It is understood that this Schedule may be amended at any time.

C-1